Exhibit 10.1

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of January 17, 2023, is entered into by and among Shell USA, Inc., a Delaware corporation (“Parent”), and each of the stockholders of Volta Inc., a Delaware corporation (the “Company”), listed on signature pages attached hereto (each, a “Stockholder” and, collectively, the “Stockholders”). Parent and Stockholder are each sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

WHEREAS, concurrently with the execution of this Agreement, the Company and Parent, and have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), by and among the Company, Parent and, following its formation and becoming a party to the Merger Agreement, SEV Subsidiary, Inc., a Delaware corporation to be formed as direct subsidiary of Parent (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into the Company, with the Company surviving the merger as the surviving corporation (the “Merger”), pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, in order to induce Parent to enter into the Merger Agreement, each Stockholder is willing to make certain representations, warranties, covenants, and agreements as set forth in this Agreement with respect to the shares of Class A Common Stock, $0.0001 par value per share, of the Company (“Company Class A Common Stock”) Beneficially Owned by such Stockholder and as set forth below such Stockholder’s name on the signature pages hereto (the “Original Shares” and, together with any additional shares of Company Class A Common Stock pursuant to Section 6 hereof, the “Shares”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that each Stockholder, and each Stockholder has agreed to, execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth below and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1) Definitions. For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases, and correlative forms shall have the meanings assigned to them in this Section 1.

(a) “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, “Beneficially Own” and “Beneficial Ownership” shall also include record ownership of securities.

(b) “Beneficial Owner” shall mean the Person who Beneficially Owns the referenced securities.

2) Representations and Warranties of Each Stockholder. Each Stockholder on behalf of itself, hereby severally, and not jointly and severally, represents and warrants to Parent, as of the date hereof, that:

(a) Ownership of Shares. Such Stockholder: (i) is the record owner and Beneficial Owner of, and has good and marketable title to, all of the Original Shares free and clear of any proxy, voting restriction, adverse claim, or other Liens (other than Permitted Liens), other than those created by this Agreement or under applicable federal or state securities laws; (ii) has the sole voting and dispositive power over all of the Original Shares; (iii) does not own, of record or have Beneficial Ownership, of any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Original Shares and the Company Options, Company RSUs and Company Warrants, if any, set forth below the Stockholders name on its signature page hereto; and (iv) has the sole right to dispose of the Original Shares, and none of the Original Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement. Except pursuant to this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which such Stockholder is a party relating to the pledge, disposition, or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.

(b) Power and Authority; Binding Agreement. Such Stockholder has full power and authority and legal capacity to enter into, execute, and deliver this Agreement and to perform fully such Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes the legal, valid, and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally.

(c) No Conflict. The execution, delivery and performance of this Agreement by such Stockholder does not conflict with or violate any Law applicable to such Stockholder or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, or cancellation of, or result in the creation of any Lien on any of the Shares pursuant to, any agreement or other instrument or obligation to which such Stockholder is a party.

(d) No Consents. No consent, approval, Order, or authorization of, or registration, declaration, or filing with, any Governmental Entity on the part of such Stockholder is required in connection with the valid execution and delivery of this Agreement, except such filings as may be required under the Exchange Act. No consent of Stockholder’s spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform its obligations under this Agreement.

(e) No Litigation. To the knowledge of the Stockholder, there is no action, suit, investigation, or proceeding (whether judicial, arbitral, administrative, or other) (each an “Action”) pending against, or, to the knowledge of such Stockholder, threatened against or affecting, such Stockholder that would reasonably be expected to materially impair or materially adversely affect the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated by this Agreement on a timely basis.

3) Agreement to Vote Shares.

(a) Agreement to Vote and Approve. Each Stockholder irrevocably and unconditionally agrees during the term of this Agreement, at any annual or special meeting of the Company called with respect to the following matters, and at every adjournment or postponement thereof, to vote or cause the holder of record to vote, in person or by proxy, or deliver a written consent (or cause a consent to be delivered), the Shares: (i) in favor of (1) the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement, and any other proposals related to thereto, and (2) any proposal to adjourn or postpone such meeting of stockholders of the Company to a later date if there are not sufficient votes to approve the Merger; and (ii) against (1) any an Alternative Proposal, (2) any action, proposal, transaction, or agreement which would reasonably be expected to result in a breach of any covenant of the Company under the Merger Agreement, and (3) any action, proposal, transaction, or agreement that would reasonably be expected to prevent or materially delay the consummation of the Merger.

(b) Exceptions to Vote. Notwithstanding anything herein to the contrary in this Agreement, this Section 3 shall not require any Stockholder to be present (in person or by proxy) or vote (or cause to be voted), any of the Shares to amend, modify or waive any provision of the Merger Agreement in a manner that decreases the amount, changes the form of, imposes any material restrictions on or additional material conditions on the payment of the Merger Consideration, extends the End Date (other than as provided in the Merger Agreement), adversely affects the tax consequences to such Stockholder with respect to the consideration to be received in the Merger or otherwise adversely affects such Stockholder of the Company (in its capacity as such) in any material respect. Notwithstanding anything to the contrary in this Agreement, each Stockholder shall remain free to vote (or execute consents or proxies with respect to) the Shares with respect to any matter other than as set forth in Section 3(a) in any manner such Stockholder deems appropriate, including in connection with the election of directors of the Company.

4) No Voting Trusts or Other Arrangement. Each Stockholder agrees that during the term of this Agreement such Stockholder will not, and will not permit any entity under such Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares, or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with Parent.

5) Transfer and Encumbrance. Each Stockholder agrees that during the term of this Agreement, other than in accordance with the terms of the Merger Agreement, such Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge, convey any legal or Beneficial Ownership interest in or otherwise dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law, or otherwise), or encumber (“Transfer”) any of the Shares, or any Company Options, Company RSUs or Company Warrants (collectively, “Company Securities”), or enter into any contract, option, or other agreement with respect to, or consent to, a Transfer of, any of the Company Securities or such Stockholder’s voting or economic interest therein; provided, however, that the conversion of any Company Option, Company RSU or Company Warrant to a Share shall not be deemed a “Transfer” for purposed of this Agreement. Any attempted Transfer of Company Securities or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of the Company Securities by Stockholder (a) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or upon the death of Stockholder, or to a charitable entity qualified as a 501(c)(3) organization under the Code, or (b) if Stockholder is not a natural person, to an Affiliate controlled by Stockholder or under common control with Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

6) Additional Shares. Each Stockholder agrees that all shares of Company Class A Common Stock that such Stockholder purchases, acquires the right to vote, or otherwise acquires Beneficial Ownership of after the execution of this Agreement and prior to the Expiration Time, including upon exercise of any Company Option or Company Warrant or vesting of any Company RSU, shall be subject to the terms and conditions of this Agreement and shall constitute Shares for all purposes of this Agreement. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares, or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to the resulting securities and such resulting securities shall be deemed to be “Shares” for all purposes of this Agreement.

7) Waiver of Appraisal and Dissenters’ Rights and Certain Other Actions.

(a) Waiver of Appraisal and Dissenters’ Rights. To the extent permitted by Law, each Stockholder hereby irrevocably and unconditionally waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent in connection with the Merger that such Stockholder may have by virtue of ownership of the Shares.

(b) Waiver of Certain Other Actions. Each Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any Action, derivative or otherwise, against Parent, the Company, or any of their respective Subsidiaries or successors: (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing); or (b) to the fullest extent permitted under Law, alleging a breach of any duty of the Company Board, Parent or Merger Sub in connection with the Merger Agreement, this Agreement, or the transactions contemplated thereby or hereby, including the Merger.

8) Termination. This Agreement shall terminate upon the earliest to occur of (such earliest date, the “Expiration Time”): (a) the Effective Time; (b) the making of an Adverse Recommendation Change by the Company Board or a committee thereof; (c) the date on which the Merger Agreement is terminated in accordance with its terms; (d) the date upon which an Adverse Amendment (defined below) is effected; and (e) the termination of this Agreement by mutual written consent of the Parties; provided, however, that the provisions of Section 16 shall survive any termination of this Agreement. Nothing in this Section 8 shall relieve or otherwise limit the liability of any Party for any Willful Breach of this Agreement prior to such termination. “Adverse Amendment” means any amendment to the Merger Agreement that is effected, or any waiver of the Company’s or Stockholders’ rights under the Merger Agreement that is granted, in each case, without the Stockholder’s prior written consent, that (i) reduces the Merger Consideration to be received by the stockholders of the Company, (ii) changes the form of Merger Consideration payable to the stockholders of the Company, (iii) could reasonably be expected to materially and adversely affect the timing of payment of the Merger Consideration to the Stockholder pursuant to, and subject to the terms and conditions of Section 3.2 of the Merger Agreement, (iv) imposes new liabilities and/or obligations of the Stockholders under the Merger Agreement or otherwise amends or modifies the Merger Agreement in a manner adverse in any material respect to the Stockholders, or (v) changes the conditions to Closing or termination rights of the Merger Agreement in a manner that adversely affects the Company in any material respect.

9) No Solicitation. Subject to Section 10, Stockholder acknowledges that Stockholder has reviewed Section 6.3 of the Merger Agreement.

10) No Agreement as Director or Officer. Notwithstanding anything in this Agreement to the contrary, Stockholder makes no agreement or understanding in this Agreement in any capacity other than in Stockholder’s capacity as a record holder or Beneficial Owner of the Original Shares, and not in Stockholder’s capacity as a director or officer or employee of the Company or any of the Company Subsidiaries or in Stockholder’s capacity as a trustee or fiduciary of any Company Benefit Plan (if Stockholder holds such office), and nothing in this Agreement: (a) shall limit or affect any actions taken, inaction or omissions by Stockholder in Stockholder’s capacity as such a director, officer, employee, trustee or fiduciary, including in exercising rights under the Merger Agreement, and no such actions, inaction or omissions shall be deemed a breach of this Agreement; or (b) shall be construed to prohibit, limit, or restrict Stockholder from exercising Stockholder’s fiduciary duties as an officer, director, employee, trustee or fiduciary to the Company, the Company’s stockholders or any other Person.

11) Further Assurances. Each Stockholder agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as Parent may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

12) Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, each Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of the Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.

13) Specific Performance. Each Party hereto acknowledges that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy at law or in equity. The Parties further agree not to assert that a remedy of injunctive relief, specific performance or other equitable relief is unenforceable or invalid, nor to assert that a remedy of monetary damages would provide an adequate remedy. The Parties’ rights in this Section 13 are an integral part of the transactions contemplated by this Agreement and each of the Parties hereby waives any objections or defenses to any remedy referred to in this Section 13 (including (a) the objection or defense that a remedy at law would be adequate or that an award of such remedy is not an appropriate remedy for any reason at law or equity, and (b) any requirement under law to post a bond or other security as a prerequisite to obtaining such relief). For the avoidance of doubt, each Party hereby agrees that there is not an adequate remedy at law for a breach of this Agreement by any Party. The election of any party to pursue an injunction, specific performance or other equitable relief shall not restrict, impair or otherwise limit such Party from seeking to terminate this Agreement or damages for liability of any Party for any Willful Breach as provided in Section 8. Except as otherwise expressly set forth in this Agreement, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy, and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief.

14) Entire Agreement; Amendment; Waivers. This Agreement supersedes all prior agreements, written or oral, between the Parties hereto with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each of the Parties hereto. No waiver of any provisions hereof by any Party hereto shall be deemed a waiver of any other provisions hereof by such waiving Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such waiving Party.

15) Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) on the date of delivery if delivered personally prior to 5:00 pm (Eastern Time) on that day and otherwise on the next Business Day; (b) on the date sent if sent by electronic mail prior to 5:00 PM (Eastern Time) on that day and otherwise on the next Business Day; (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier; or (d) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid; provided, that in each case of (a) through (d) that any notice given or deemed given on any day that is not a Business Day shall be deemed to have been given on the next Business Day. Such communications must be sent to the Stockholders at the address as set forth on such Stockholder’s signature page attached hereto and if to Parent shall be delivered to:

if to Parent, to:

Shell USA, Inc.
150 N. Dairy Ashford Rd.
Houston, TX 77079
Email: Jose.Linardi@shell.com
Attention: Jose Maria Linardi

with a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP
555 California Street, Suite 3300
San Francisco, California 94104
Email: lior.nuchi@nortonrosefulbright.com; blake.redwine@nortonrosefulbright.com
Attention: Lior Nuchi and Blake Redwine

16) Miscellaneous.

a) Governing Law. This Agreement and all proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Parties hereto in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

b) Submission to Jurisdiction. Each of the Parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the state courts of the State of Delaware, or any federal court sitting in the State of Delaware, in the event any dispute arises out of or concerns this Agreement or the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the state courts of the State of Delaware, or any federal court sitting in the State of Delaware, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any proceeding arising out of or relating to this Agreement, and (v) agrees that a final and nonappealable judgment entered by the state courts of the State of Delaware or any federal court sitting in the State of Delaware shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 16(a) in any such proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 15. However, the foregoing shall not limit the right of a Party to effect service of process on the other Party by any other legally available method.

c) Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 16(c).

d) Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, whether or not the Merger is consummated.

e) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party or such Party waives its rights under this Section 16(e) with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

f) Counterparts. This Agreement may be executed in one or more counterparts, including by email with .pdf attachments and including via electronic signatures (including via DocuSign or any similar program or mechanism), all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

g) Section Headings. All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

h) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties; provided, however, that Parent may, without the consent of any other Party hereto, assign its rights under this Agreement to any direct or indirect wholly-owned Subsidiary of Parent (provided, that such assignment shall not impede or delay the consummation of the transactions contemplated hereby or otherwise impede the rights of the stockholders of the Company under this Agreement). Any purported assignment without such consent shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

i) No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement.

j) Non-Recourse. Each Party hereto agrees, on behalf of itself and its Affiliates and Representatives, that this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the Stockholder (and not any other Company Related Party) or Parent (and not any other Parent Related Party), as applicable, that are expressly named as Parties hereto, and then in each case only with respect to the specific obligations set forth herein with respect to such Party. Except to the extent it is a named Party to this Agreement (and then only to the extent of the specific obligations undertaken by such named Party in this Agreement and not otherwise), no Parent Related Party or Company Related Party, as the case may be, shall have any liability for any obligations or liabilities of Parent, on the one hand, or Stockholder, on the other hand, for any claim based on, in respect of, or by reason of, the transactions contemplated hereby, any failure of the transactions contemplated by this Agreement to be consummated or any breach or failure to perform hereunder.

k) Disclosure. Each Stockholder consents to and authorizes the publication and disclosure by the Company and Parent of such Stockholder’s identity and holding of Shares, and the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement, and any other disclosure document required in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement.

l) No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in either Parent any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholders, and Parent shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholders in the voting or disposition of any Shares, except as otherwise expressly provided herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

SHELL USA, INC.

By:
Name:
Title:

[Signature Page to Voting Agreement]

[STOCKHOLDER]

By:
Name:

Beneficial Ownership:

Company Class A Common Stock:

Company Options:

Company RSUs:

Company Warrants:

Street Address:

City/State/Zip Code:

Email:

[Signature Page to Voting Agreement]